Exhibit 10.9

PROMISSORY NOTE

(the “Note”)

$	Date: [ ]

FOR VALUE RECEIVED, INERGY, L.P. (the “Borrower”), HEREBY PROMISES TO PAY to the order of JPMORGAN CHASE BANK, N.A. (the “Bank”), at its offices located at 10 South Dearborn Street, Chicago, Illinois 60603 or at such other place as the Bank or any holder hereof may from time to time designate, the principal sum of                                                              , or such lesser amount as may constitute the outstanding balance hereof (the “Loan”), in lawful money of the United States, on the Maturity Date (as hereinafter defined) set forth on the Bank’s books and records, which may be electronic in nature (or earlier as hereinafter referred to), and to pay interest in like money at such office or place from the date hereof on the unpaid principal balance of the Loan made hereunder at a rate equal to the Interest Rate (as hereinafter defined and computed on the basis of the actual number of days elapsed on the basis of a 360-day year) for the Loan, which shall be payable on the Maturity Date. Interest on any past due amount, whether at the due date thereof or by acceleration or upon default, shall be payable at a rate three percent (3%) per annum above the Interest Rate being charged on the Loan, which rate shall be computed for actual number of days elapsed on the basis of a 360-day year and shall be adjusted as of the date of each such change, but in no event higher than the maximum permitted under applicable law. The Bank is authorized (but not obligated) to debit any deposit account of the Borrower now or hereafter maintained by the Borrower with the Bank (a “Deposit Account”) for any amounts not paid when due hereunder.

Interest

The Bank is authorized to enter on its books and records, which may be electronic in nature, (i) the amount of the Loan made from time to time hereunder, (ii) the date on which the Loan is made, (iii) the Maturity Date, it being understood and agreed that the Loan shall be due and payable no later than 5:00 p.m. (Chicago time) on the date hereof (the “Maturity Date”), (iv) the interest rate agreed between the Borrower and the Bank as the interest rate to be paid to the Bank on the Loan (such rate, the “Interest Rate”), which rate shall be the Prime Rate plus five percent (5%), (v) the amount of each payment made hereunder, and (vi) the outstanding principal balance of the Loan hereunder from time to time. The date, amount, rate of interest and maturity date of the Loan and payment(s) (if any) of principal, the Loan to which such payment(s) will be applied (which shall be at the discretion of the Bank) and the outstanding principal balance of Loan shall be recorded by the Bank on its books and records (which may be electronic in nature) and at any time and from time to time may be, and shall be prior to any transfer by the Bank and delivery of this Note, entered by the Bank on a schedule to be attached to this Note by the Bank (at the discretion of the Bank). Any such entries shall be conclusive in the absence of manifest error. The failure by the Bank to make any or all such entries shall not relieve the Borrower from its obligation to pay any and all amounts due hereunder.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank in accordance with applicable law, the rate of interest payable in respect of the Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

Prepayment

The Borrower shall have the right to prepay the Loan prior to the Maturity Date without premium or penalty.

Additional Costs

If (a) any applicable domestic or foreign law, treaty, government rule or regulation now or later in effect (whether or not it now applies to the Bank), (b) the interpretation, application or administration thereof by a governmental authority charged with such interpretation, application or administration or (c) compliance by the Bank with any guideline, request, rules, requirement or directive of such an authority (whether or not having the force of law), including, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted, issued or implemented, shall (A) affect the basis of taxation of payments to the Bank of any amounts payable by the Borrower under this Note (other than taxes imposed on the overall net income of the Bank by the jurisdiction or by any political subdivision or taxing authority of the jurisdiction in which the Bank has its principal office), or (B) impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, Federal Deposit Insurance Corporation deposit insurance premiums or assessments) against assets of, deposits with or for the account of, or credit extended by the Bank, or (C) impose any other condition with respect to this Note and the result of any of the foregoing is to increase the cost to the Bank of extending, maintaining or funding the Loan or to reduce the amount of any sum receivable by the Bank on the Loan, or (D) affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank’s obligations under this Note and the increase has the effect of reducing the rate of return on the Bank’s (or its controlling corporation’s) capital as a consequence of the obligations under this Note to a level below that which the Bank (or its controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Borrower shall pay to the Bank, from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank for the increased cost or reduced sum receivable. Whenever the Bank shall learn of circumstances described in this section which are likely to result in additional costs to the Borrower, the Bank shall give prompt written notice to the Borrower of the basis for and the estimated amount of any such anticipated additional costs. A statement as to the amount of the increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

Indemnity

The Borrower shall indemnify the Bank, and the Bank’s affiliates and the respective directors, officers, employees, agents and advisors of such person and such person’s affiliates (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Note, the performance by the parties hereto of their respective obligations thereunder or the consummation of other transactions contemplated hereby, (ii) the Loan or the use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

Events of Default

In the event of: default in the prompt payment of this Note and all other liabilities and obligations now or hereafter owed by Borrower to the Bank hereunder (collectively, “Liabilities”); complete or partial liquidation or suspension of any business of the undersigned; dissolution, merger, consolidation or reorganization of the undersigned; general assignment for the benefit of creditors or insolvency of the undersigned; appointment of a receiver, conservator, rehabilitator or similar officer for the undersigned, or for any property of the undersigned; the taking of possession of, or assumption of control over, all or any substantial part of the property of the undersigned by the United States government, or any state or political subdivision thereof, foreign government (de facto or de jure) or any agency of any thereof; calling of a meeting of creditors, assignment for the benefit of creditors or bulk sale or notice thereof; then and in any such event, in addition to all rights and remedies of the Bank under applicable law and otherwise, all such rights and remedies cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Bank may, at its option, declare any and all of the amounts owing under this Note to be due and payable, whereupon the maturity of the then unpaid balance hereof shall be accelerated and the same, together with all interest accrued hereon, shall forthwith become due and payable provided, however, that if a bankruptcy event specified above shall have occurred, all amounts owing under this Note shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower. Further, acceptance of any payments shall not waive or affect any prior demand or acceleration of amounts due hereunder, and each such payment made shall be applied first to the payment of accrued interest, then to the aggregate unpaid principal or otherwise as determined by the Bank in its sole discretion.

Definitions

A.	Business Day

A “Business Day” shall mean a day other than Saturday, Sunday or any other day in which national banking associations are authorized to be closed.

B.	Prime Rate

“Prime Rate” shall mean the rate of interest as is publicly announced by the Bank from time to time as its Prime Rate. The Prime Rate is a variable rate and each change in the Prime Rate is effective from and including the date this change is announced as being effective. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE THE BANK’S LOWEST RATE.

Set-Off

The Borrower hereby gives to the Bank a right of set-off against all moneys, securities and other property of the Borrower and the proceeds thereof, now or hereafter delivered to, remaining with or in transit in any manner to the Bank, its correspondents, affiliates (including J.P. Morgan Securities LLC) or its agents from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession, control or custody of the Bank in any way, and also in addition to set-off rights, a lien on and security interest in any balance of any Deposit Accounts and credits of the Borrower with, and any and all claims of the Borrower against the Bank at any time existing, hereby authorizing the Bank at any time or times, without prior notice, to apply such balances, credits or claims, or any part thereof, to the obligations of the Borrower under this Note in such amounts as it may select, whether contingent, unmatured or otherwise.

Assignment

The Borrower may assign or otherwise transfer its rights or obligations hereunder pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit A.

Miscellaneous

The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

All payments under this Note shall be made without set-off or counterclaim in lawful money of the United States of America and in immediately available funds for the Bank’s account at such place as shall be designated by the Bank for such purpose.

Should any payment of principal or interest become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and interest shall continue to accrue at the applicable rate until such payment is made.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged and consented to in writing by the party hereof.

The Bank reserves the right to assign or sell participations in the Loan or the Note to any entity (including to any Federal Reserve Bank in accordance with applicable law) and to provide any assignee or participant or prospective assignee or participant with information of the Borrower previously received by the Bank, subject to confidentiality requirements. The Borrower’s consent to such assignment or participation is hereby deemed granted.

The Borrower hereby authorizes the Bank and any other holder of an interest in this Note (a “Holder”) to disclose confidential information relating to the financial condition or operations of the Borrower (i) to any director, officer, employee or affiliate of the Bank or any Holder, (ii) to any purchaser or prospective purchaser of an interest in the Loan, (iii) to legal counsel, accountants, and other professional advisors to the Bank or any Holder, (iv) to regulatory officials, (v) as requested or required by law, regulation, or legal process or (vi) in connection with any legal proceeding to which the Bank or any other Holder is a party.

The Borrower shall reimburse the Bank on demand for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for the Bank and costs allocated by its internal legal department) in connection with the preparation, performance or enforcement of this Note. In the event the Bank or any holder hereof shall refer this Note to an attorney for collection, the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney’s fees of internal or outside counsel, whether or not suit is instituted.

In the event of any litigation with respect to this Note, THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY and all rights of setoff and rights to interpose counter-claims and cross-claims. The Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to this Note. The execution and delivery of this Note has been authorized by the board of directors of the Borrower. The Borrower hereby authorizes the Bank to complete this Note in any particulars according to the terms of the Loan. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contract made and to be performed in such State, and shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Bank, its successors, endorsees and assigns.

[Signature Page Follows]

If any term or provision of this Note shall be held invalid, illegal or unenforceable the validity of all other terms and provisions hereof shall in no way be affected thereby.

INERGY, L.P., as the Borrower By: INERGY GP, LLC, its managing general partner
By
Name:
Title:

Signature Page to Note

ASSIGNMENT AND ASSUMPTION

Reference is made to the Promissory Note, (the “Promissory Note”), between Inergy, L.P. (the “Borrower” or “Assignor”), and JPMorgan Chase Bank, N.A. (the “Lender”). Unless otherwise defined herein, terms defined in the Promissory Note and used herein shall have the meanings given to them in the Promissory Note.

The Assignor and Inergy Midstream, L.P. (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”). Assignee hereby assumes, as its direct and primary obligation, the payment and performance of all of the liabilities and obligations of Assignor under the Promissory Note, including, without limitation, the obligation to pay interest and fees with respect to all such liabilities and obligations, and indemnification obligations related thereto (collectively the “Assumed Obligations”) and hereby agrees to make all payments required under Promissory Note in effect and to discharge the Assumed Obligations as they become due or are declared due. Assignee acknowledges that Assignor has assigned to Assignee all of the rights of Assignor under the Promissory Note, including, without limitation, the right to obtain loans, all on the terms and subject to the conditions set forth in the Promissory Note. From and after the date hereof, Assignee agrees to perform and discharge all of the Assumed Obligations, including, without limitation, performance and observance of all of the covenants and conditions of the Promissory Note to be performed or observed by Assignor thereunder or in connection therewith, and to be bound in all respects by the terms of the Promissory Note as they relate to Assignor as if Assignee were an original signatory thereto. From and after the date hereof, all references in the Promissory Note to Assignor as the “Borrower” as defined in the Promissory Note shall be deemed to be a reference to Assignee as the Borrower.

2. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Promissory Note; (c) agrees that it will be bound by the provisions of the Promissory Note and will perform in accordance with its terms all the obligations which by the terms of the Promissory Note are required to be performed by it; and (d) makes all of the representations and warranties set forth in the Promissory Note as of the Effective Date.

3. Each of the Assignor, the Assignee and the Lender hereby acknowledges and agrees that after giving effect to this Assignment and Assumption, the Assigned Interest shall be debt:

(1) as to which neither the Assignor nor any of its subsidiaries (other than the Assignee and any of its subsidiaries) (a) provides credit support of any kind, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2) no default with respect to which would permit upon notice, lapse of time or both any holder of any other debt of the Assignor or any of its subsidiaries (other than the Assignee and any of its subsidiaries) to declare a default on such other debt or cause the payment of such debt to be accelerated or payable prior to its stated maturity; and

(3) as to which each of the Lender and the Assignee is hereby notified that it will not have any recourse to the stock or assets of the Assignor or any of its subsidiaries (other than the Assignee and any of its subsidiaries).

4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”).

5. From and after the Effective Date, (a) the Assignee shall be a party to the Promissory Note and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Borrower thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Promissory Note.

6. Upon the consummation of the initial public offering of a minority interest in the common units of the Assignee (the “IPO”), the Assignee agrees to make a mandatory repayment of the Loan in full in cash, (together with all interest, fees, charges and other amounts owing under the Promissory Note, the “Repayment Amount”), from the net cash proceeds of the IPO and, if such net cash proceeds are insufficient to repay the Repayment Amount, cash on hand or new borrowings by the Assignee.

7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized signatories.

Inergy Midstream, L.P.	Inergy, L.P.

By: Name: Title:	By: Name: Title:

Accepted and acknowledged:

JPMorgan Chase Bank, N.A., as Lender

By: Name: Title: